AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1997

                                                     REGISTRATION NO. 333-34445

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           SPACETEC IMC CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MASSACHUSETTS                           04-3116697
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
            INCORPORATION)

THE BOOTT MILL, 100 FOOT OF JOHN STREET, LOWELL, MA 01852-1126, (508) 275-6100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                DENNIS T. GAIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           SPACETEC IMC CORPORATION
                                THE BOOTT MILL
                            100 FOOT OF JOHN STREET
                       LOWELL, MASSACHUSETTS 01852-1126
                                (508) 275-6100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

                           LYNNETTE C. FALLON, ESQ.
                           MARC A. RUBENSTEIN, ESQ.
                              PALMER & DODGE LLP
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108
                                (617) 573-0100

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement is declared effective.

                               ----------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

PROSPECTUS    PRELIMINARY PROSPECTUS DATED SEPTEMBER 4, 1997

                            SPACETEC IMC CORPORATION

                        1,133,332 SHARES OF COMMON STOCK

                                  -----------

  This Prospectus relates to the offer and sale (the "Offering") of 1,133,332 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Spacetec IMC Corporation ("Spacetec" or the "Company"). The Shares may be offered by certain stockholders of the Company identified herein and their pledgees, donees, transferees or other successors in interest (the "Selling Stockholders") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealer may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

  None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company will bear certain expenses (other than fees and expenses of counsel or advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

  The Common Stock is quoted on the Nasdaq National Market under the symbol "SIMC." On September 3, 1997, the last sale price of the Company's Common Stock was $3 per share.

                                  -----------

  THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               The date of this Prospectus is September  , 1997.

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
The Company................................................................   5
Risk Factors...............................................................   5
Selling Stockholders.......................................................  10
Plan of Distribution.......................................................  34
Legality of Common Stock...................................................  34
Experts....................................................................  34

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each such instance reference is made to such document filed as an exhibit to the Registration Statement, each such statement being deemed qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. A copy of the Registration Statement of which this Prospectus is a part and reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Suite 1300, 7 World Trade Center, New York, New York 10007 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain material filed by the Company should also be available for inspection at the offices of the NASD Reports' Section, 1735 K Street, N.W., Washington, D.C. 20006. Such information can also be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

                               ----------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission under the Exchange Act are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (File No. 0-27302) filed with the Commission on June 27, 1997.

    (b) The Company's Current Report on Form 8-K, dated August 11, 1997, filed with the Commission on August 11, 1997.

    (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (File No. 0-27302) filed with the Commission on August 11, 1997.

    (d) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal quarter covered by the quarterly report referred to in (c) above.

    (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-27302) filed with the Commission on November 29, 1995, including any amendment or report filed hereafter for the purpose of updating such description.

  All documents filed after the date of this Registration Statement by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will furnish without charge to each person, including beneficial owners, to whom this Prospectus is delivered, on written or oral request, copies of the documents incorporated in this Prospectus by reference, other than exhibits to such documents. Requests should be directed to Chief Financial Officer, Spacetec IMC Corporation, The Boott Mill, 100 Foot of John Street, Lowell, Massachusetts 01852-1126. Telephone: (508) 275-6100.

                                  THE COMPANY

  Spacetec IMC Corporation was incorporated in Massachusetts in April 1991. The Company's principal executive offices are located at The Boott Mill, 100 Foot of John Street, Lowell, Massachusetts 01852-1126. The Company's main telephone number is (508) 275-6100.

                                 RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a high degree of risk. The following factors, in addition to the other information in this Prospectus, should be carefully considered in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

  Reliance on 3D Graphical Interface Market. The Company's future success will continue to depend on sales of its hardware and software products designed to be used with 3D graphical user interfaces. The Company's ability to increase sales of its products depends in part on the continued growth of the development of products incorporating a 3D graphical interface. There can be no assurance that the market for such user interfaces will continue to grow or that the Company will be able to respond effectively to the evolving requirements of such market.

  Rapid Technological Change; Dependence on New Product Development. The electronics industry in general, and the markets for the Company's products in particular, are characterized by rapidly changing technology, evolving industry standards, frequent new product introductions, short product life cycles and significant competition. The introduction of products embodying new technologies and the emergence of new industry standards present opportunities for current and potential competitors of the Company to gain market share and can quickly render the Company's products less attractive or obsolete and unmarketable. In order to keep pace with this rapidly changing market environment, the Company must continually develop and incorporate into its products new technological advances and features desired by the marketplace at acceptable prices. The successful development and commercialization of new products involves many risks, including the identification of new product opportunities, the timely completion of the development process, the control and recoupment of development and production costs and acceptance by customers of the Company's products. There can be no assurance that the Company will be successful in identifying, developing, manufacturing and marketing new products in a timely and cost effective manner, that the Company's products will be accepted in the marketplace, or that products or technologies developed by others will not render the Company's products or technologies uncompetitive.

  Reliance on Large Customers. The Company had two customers representing 24.3% and 9.8% of revenues for the fiscal year ended March 31, 1996 and two customers representing 17.0% and 14.8% of revenues for the fiscal year ended March 31, 1997. The Company expects that these customers will continue to represent a significant percentage of its revenues for the foreseeable future, although it expects that sales to them will generally decline as a percentage of total revenues. None of these customers is obligated to purchase any specific amount of the Company's products. There can be no assurance that the Company will be able to retain any of these companies as customers or, in the event of a reduction or loss of business with any such customer, that the Company could establish other satisfactory relationships for sales of its products. Purchases by these customers are governed by the terms of purchase orders submitted to the Company and by written agreements covering other terms of the sale, including pricing, shipping, quality and warranty. Generally, a customer has the right to cancel or modify quantities and deliveries, without cost, subject to notice requirements. In the event of a cancellation or rescheduling of orders by any customer, the Company may not be able to replace such orders with other sales. The occurrence of any such events could have a material adverse effect on the Company's operating results.

  Reliance on Third-Party Distribution Channels. While the Company currently markets and sells a significant portion of its products directly to end-users, the Company expects that the portion of its product sales through third-party distribution channels, including original equipment manufacturers ("OEMs"), value added resellers ("VARs"), system integrators and distributors, will increase as its products gain market acceptance. Such OEMs and VARs are not under the control of the Company. Although these customers in turn sell to a wide variety of end-users, the Company is subject not only to the risk that its customers will discontinue selling and marketing its products, but also to the risk that the end-users supplied by the Company's customers will alter their preferences in a manner that has a material adverse effect on the Company's operations. There can be no assurance that the Company will be able to retain its current resellers or expand its distribution channels by entering into arrangements with new resellers.

  Consumer Marketplace. The Company commenced retail shipments of its SpaceOrb 360 during the fiscal year ended March 31, 1997 into the consumer market. Retail distribution channel sales require significantly greater marketing and sales expenditures and post-sale support costs. Penetration of this market is dependent to a significant extent on building relationships with distributors and retailers. An increasing number of vendors compete for access to these distributors and retailers, which generally offer products of several different companies, including products competitive with the Company's products. The Company anticipates that it will commit substantial resources to increase penetration of this distribution channel. In the future, the Company intends to reach the consumer marketplace through three channels strategies:
(i) retail sell-through, (ii) sales of turnkey product or core components to OEMs, and (iii) technology licensing and component sales to producers of hardware platforms, such as console game systems and PCs. There can be no assurance that the Company will be successful in implementing any of these marketing strategies in the consumer marketplace or in launching any new products into these markets, or that any negotiations with leading manufacturers, OEMs or distributors in this marketplace will be successfully completed on terms favorable to the Company.

  If the Company is successful in penetrating this sales channel, the Company believes that its gross margins would decrease due to the anticipated prices for the Company's products in the retail market, where the Company believes it must price its products below certain levels to penetrate this market, and anticipated cost of revenues in the retail market. The Company further anticipates that its results from sales to retail channels will be significantly affected by seasonality due primarily to the increased demand for 3D game and entertainment applications and related products during the year-end holiday buying season. Retail distributors typically expect that they will be permitted to return inventory to the Company for credit against other purchases on negotiated terms. In addition, the Company anticipates that retail distributors will require price protection clauses in agreements with the Company pursuant to which the Company will be obligated to grant credits if the Company reduces selling prices on products previously purchased by the distributor. Moreover, to the extent the Company generates significant sales to retail distribution channels relative to its sales to OEMs, there is a greater risk of increased product returns and warranty claims. The Company has established reserves for product returns and warranty claims based on its previous experience and future expectations. If the Company is successful in penetrating retail distribution channels, there can be no assurance that these reserves will be adequate or that product returns and warranty claims and price protection adjustments will not have a material adverse effect on future operating results.

  Competition. The market for computer products is intensely competitive and rapidly changing. The Company's products currently compete against established products and no assurance can be given that the Company's products will not be rendered obsolete by technological advances of others. The Company expects that competition from existing competitors will increase and that new competitors will enter the 3D motion control market. Many of the existing and potential competitors have experienced management, larger technical staffs, more established and larger marketing and sales organizations, better developed distribution systems and significantly greater financial resources than the Company. The Company anticipates that its competitors will ultimately develop hardware products based on technology that does not infringe on the patent rights of the Company, which may provide capabilities similar or superior to those of the Company's products. Increased competition could result in price reductions and loss of market share for the Company. There can be no assurance that the Company will be able to compete successfully or that competition will not have a material adverse effect on the Company's business, operating results and financial condition.

  Expansion of Operations and Management of Growth. The Company is in a market segment experiencing rapid growth and therefore has added new personnel in various areas of its business. Due to the level of technical and management expertise necessary to support growth, the Company must recruit and retain highly qualified and well-trained personnel. The number of available persons with the requisite skills to serve in these positions may be limited, and it may become increasingly difficult for the Company to hire such personnel over time. The Company's expansion may also significantly strain operational, management, financial and other resources. To manage growth effectively, the Company must continue to enhance its systems and controls and successfully expand, train and manage its employee base. There can be no assurance that the Company will be able to manage this expansion effectively, including providing a satisfactory level of customer service and technical support under the stresses exerted by continued growth. There can be no assurance that the Company will be able to recruit, train and retain sufficient additional customer service employees to improve its service and satisfactorily respond to the support requests of an increased customer base. Any failure to manage the Company's future growth properly could have a material adverse effect on the Company's operating results.

  Limited Operating History; Variability of Quarterly Operating Results. The Company was incorporated in April 1991 and began commercial shipments of its products in June 1991. During this time, the Company has experienced fluctuations in quarterly operating results due to factors such as competition, variations in customer demand, changes in average selling prices due to volume discounts, entering new markets and international operations, changes in the mix of products sold, unforeseen production difficulties and the introduction of new products. The Company anticipates that its increased sales in the consumer marketplace will likely result in increasing seasonality of its revenues, reflecting consumer purchasing patterns. In view of the Company's significant growth in the past fiscal years, the Company believes that period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. There can be no assurance that revenue growth or profitable operations can be sustained on a quarterly or annual basis in the future.

  Patents and Proprietary Technology. The Company's success is heavily dependent upon its proprietary hardware and software technology. The Company relies on a combination of patent, trade secret, copyright and trademark law, software license agreements, non-disclosure agreements and technical measures to protect its rights pertaining to its products. Such protection may not preclude competitors from developing products with features similar to the Company's products. The Company's success will depend in part on its ability to obtain and defend United States and foreign patent protection for its products and preserve its trade secrets. There can be no assurance that the Company's issued patents, or any future patents, will provide the Company with significant protection against competitive products or otherwise be commercially valuable. Moreover, there can be no assurance that any patents issued to or licensed by the Company will not be infringed upon by others. In the case of infringement of the Company's technologies, there can be no assurance that the Company would be able to afford the expense of any litigation that may be necessary to enforce its proprietary rights.

  In addition to seeking patent protection, in some cases the Company may rely on contractual arrangements or trade secrets to protect its proprietary technology. There can be no assurance that trade secrets will be developed and maintained, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. Disputes as to the ownership of such information may arise if consultants, key employees, or other third parties apply technological information independently developed by them or by others to Company projects, and such disputes may not be resolved in favor of the Company. Due to the importance of patent and trade secret protections and the competitive nature of its industry, the Company may also be subject to claims that its technologies infringe on the proprietary rights of other companies. There can be no assurance that such claims will not arise, that the Company will have sufficient resources to pursue any resulting litigation to a final judgment, or that the Company will prevail in such litigation.

  Dependence on Suppliers. The Company relies on outside suppliers for substantially all of its parts, components and manufacturing supplies. The microprocessor currently used in the manufacture of one of the Company's hardware products is obtained from a single source supplier. The disruption or termination of the supply of microprocessors from this source would have a material adverse effect on the Company's operations and could cause delays in the delivery of such products. Further, even with respect to "off-the-shelf" components which are available from a large number of suppliers, there can be no assurance that the Company's suppliers will continue to meet all of the Company's needs on a timely basis.

  Dependence on Contract Manufacturers, Including Overseas Manufacturers. The Company has and will continue to rely on outside vendors to manufacture hardware devices among the Companies products. Although the Company's hardware devices are relatively simple devices to manufacture, and the Company has not encountered any delays in obtaining adequate products from its outside contracting organizations, there can be no assurance that delays incurred or quality problems caused by any of the contract manufacturing organizations will not have a material adverse effect on the Company's ability to fill customer orders. In 1996, the Company entered into a manufacturing contract with a entity located in the People's Republic of China. The Company's reliance on outside manufacturers involves several risks, including a potential inability to obtain an adequate supply of required products, and reduced control over the price, timeliness of delivery, reliability and quality of finished products. Certain of the Company's contract manufacturers have relatively limited financial and other resources. Any inability to obtain timely deliveries of products and services having acceptable qualities or any other circumstance that would require the Company to seek alternative sources of contract manufacturing services or to manufacture its own hardware devices internally, could delay the Company's ability to ship its products. Any such delay could damage relationships with customers and such delay could have a material adverse effect on the Company.

  The use of a foreign manufacturer, most significantly in a country with an emerging commercial base, subjects the Company to additional risks, including unexpected changes in regulatory requirements and tariffs and difficulties in communications with such foreign entity. Finally, the laws of certain countries do not protect the Company's products and intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that these factors will not have a material adverse effect on the Company. Finally, to the extent that such foreign manufacturer fails to perform in accordance with its contract with the Company or to the extent the Company has other claims against such manufacture, it may be difficult to enforce such claims in the Peoples Republic of China.

  Attraction and Retention of Key Employees. The Company is dependent on the principal members of its management, including Dennis Gain, President and Chief Executive Officer, John Hilton, Vice President and Chief Technology Scientist, and James Wick, Senior Vice President and Chief Software Scientist. The loss of the services of one or more key employees could have a material adverse effect on the Company. The Company believes that its future success will be affected by its ability to attract and retain skilled technical, managerial and marketing personnel. Although the Company has not experienced difficulty to date, there can be no assurance that the Company will be successful in attracting or retaining the personnel it requires to continue to grow and operate profitably. The Company maintains life insurance on the lives of Messrs. Gain, Hilton and Wick in the amounts of $2,250,000, $500,000 and $500,000, respectively.

  Future Capital Needs. The Company's capital requirements will depend on many factors, including the rate at which the Company can develop its products, the market acceptance of such products, the levels of promotion and advertising required to launch such products and attain a competitive position in the marketplace, the response of competitors to the products based on the Company's technology, and capital necessary for potential acquisitions. Changes in technology or a growth of sales beyond currently established capabilities will also require further investment. To the extent that internally generated funds are insufficient to fund the Company's operating requirements, it may be necessary for the Company to seek additional funding through public or private financing. There can be no assurance that additional financing will be available on acceptable terms or at all. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders may result. If adequate funds are not available, the Company's business would be materially adversely affected, and, as a result, the Company may be required to curtail its operations significantly.

  Risks Associated with International Operations. Export sales accounted for 26.0% and 35.8% of revenues for the fiscal years ended March 31, 1997 and 1996 respectively, and the Company expects that export sales will continue to represent a significant portion of its net sales. While most of the Company's export sales are U.S. dollar-denominated, decreases in the value of foreign currencies relative to the U.S. dollar could make the Company's products less price competitive. Export sales and operations may also be materially adversely affected by the imposition of government controls, export license requirements, restrictions on the export of critical technology, political and economic instability, trade restrictions, changes in tariffs and taxes, difficulties in staffing and managing international operations and general economic conditions. Any inability to meet foreign regulatory approvals on a timely basis could have a material adverse effect on the Company's operating results. In addition, the Company's business may be affected by lower sales levels which typically occur during the summer months in Europe and other parts of the world.

  Absence of Dividends. The Company has never declared or paid cash dividends on its capital stock. The Company currently intends to retain all of its earnings to finance future growth and therefore does not anticipate paying any cash dividends in the foreseeable future.

  Volatility of Share Price. The market price of the Common Stock has been highly volatile. Publicity regarding actual or potential results relating to products under development by the Company and market conditions for emerging growth companies have had and may continue to have a significant impact on the price of the Common Stock. Announcements of technological innovations or new commercial products by the Company or its competitors, developments or disputes concerning patent or proprietary rights, general regulatory developments affecting the Company's products, period-to-period fluctuations in financial results, and economic and other internal and external factors may also have a significant impact on the price of the Common Stock.

                             SELLING STOCKHOLDERS

  The Shares being offered hereby were acquired by the persons listed in the table below (the "Selling Stockholders") in private placements of the Company's Common Stock. 1,133,332 Shares were acquired on August 8, 1997. All of the Shares are being registered for resale pursuant to a Registration Statement on Form S-3, of which this Prospectus is a part. Selling Stockholders may offer the Shares for resale from time to time after the date hereof. See "Plan of Distribution."

  Certain of the Selling Stockholders hold positions with the Company. Dennis
T. Gain is the Chairman, President and Chief Executive Officer of the Company. John A. Hilton is the Company's Senior Vice President and Chief Technology Scientist. J. Grant Jagelman is a director of the Company.

  The following table sets forth the name of each Selling Stockholder and the number of Shares beneficially owned by each such holder as of August 8, 1997. All of such Shares indicated in the column entitled "Number of Shares Being Offered" may be offered and sold by the Selling Stockholders in this offering.

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Andrew McQueen Pty Ltd..       1,600         *       1,600               0           --
(Superannuation Fund
A/C)
56 Elizabeth Street
Malvern VIC 3144
Anz Nominees Limited....      14,267         *      14,267               0           --
GPO Box 2842AA
Melbourne VIC 3001
Peter Barta and.........         667         *         667               0           --
Marianne Barta
PO Box 58
Balgowlah NSW 2093
BB Nominees Pty Ltd.....      31,200         *      31,200               0           --
Level 33
101 Collins Street
Melbourne VIC 3000
Catholic Church               13,333         *      13,333               0           --
Insurances Limited......
GPO Box 180B
Melbourne VIC 3001
Catholic Church               61,333         *      61,333               0           --
Insurances Limited......
ATTN: J.J.W. Pollock
GPO Box 180B
Melbourne VIC 3001
Lyndon Catzel...........         667         *         667               0           --
2 Charlton Avenue
Turramurra NSW 2074
Gary Michael Connolly...         533         *         533               0           --
PO Box 10-121
Dominion Road
Auckland, New Zealand

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Corcarr Nominees Pty          14,867         *      14,867               0           --
Ltd.....................
C/O Prudential Bache
Securities
(Australia) Limited
GPO Box 1668N
Melbourne VIC 3001
Corran Pty Ltd..........         667         *         667               0           --
326 Murray Street
Perth WA 6000
Corran Pty Ltd..........         667         *         667               0           --
C/O John Hawkins
42 Ryrie Avenue
Como WA 6152
Patrick Gerard                   133         *         133               0           --
Coughlan................
Cudal Park
Cudal NSW 2864
Deborah Anne Dale.......         267         *         267               0           --
138 Burrum Street
Burrum Heads QLD 4659
E.C. Narudne Pty Ltd....         267         *         267               0           --
4 Kiora Avenue
Mosman NSW 2088
Suzy Caroline Flowers...       2,667         *       2,667               0           --
18 Tiley Street
Cammeray NSW 2062
Galah (Nominees) Pty           4,560         *       4,560               0           --
Ltd.....................
Level 42
120 Collins Street
Melbourne VIC 3000
Andrew John Geddes and..         267         *         267               0           --
Mrs. Bernadette Marie
Geddes
Box 31
Wirrabara SA 5481
Grosvenor Pirie               17,253         *      17,253               0           --
Management Limited......
GPO Box 263
Sydney NSW 2001
Grosvenor Pirie
Management Limited......       3,073         *       3,073               0           --
(GPIF A/C)
C/O Hubert Rast
GPO Box 263
Sydney NSW 2001
Hamin Holdings Pty Ltd..         533         *         533               0           --
PO Box 217
Pennant Hills NSW 2120

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Handsome Yield Ltd......      11,333         *      11,333               0           --
C/O Claude Primrose &
 Assoc. Ltd.
Room 1202, 12th Floor
133 Argyle Street
Kowloon, Hong Kong
Charles Milne Healy.....         933         *         933               0           --
P.O. Box 17
Ultima VIC 3544
Mike Heilprin...........         760         *         760               0           --
1/17 Ocean Street
Bondi NSW 2026
HKBA Nominees Limited...       5,333         *       5,333               0           --
GPO Box 5302
Sydney NSW 2001
Hodpoint Pty Ltd........       1,333         *       1,333               0           --
(Boucher Family Super
 A/C)
4682 The Parkway
Sanctuary Cove QLD 4212
Hubert East Pty Limit-
 ed.....................       1,333         *       1,333               0           --
GPO Box 263
Sydney NSW 2001
Benjamin Peter Lapin
 Hurst..................          67         *          67               0           --
45 Hastings Road
Frankston VIC 3199
William Berkeley Hurst..       6,867         *       6,867               0           --
(William B. Hurst Super
 A/C)
45 Hastings Road
Frankston VIC 3199
William Berkeley Hurst..         533         *         533               0           --
45 Hastings Road
Frankston VIC 3199
IOOF Australia Trustees
 (NSW) Limited..........      13,967         *      13,967               0           --
(Grosvenor Pirie WT A/C)
PO Box R748
Royal Exchange
Sydney NSW 2000
Jahleel Pty Ltd.........       1,600         *       1,600               0           --
4 Kiora Avenue
Mosman NSW 2088
JAMCAP Nominees Pty Lim-
 ited...................         573         *         573               0           --
GPO Box 4086
Sydney NSW 2001
KHOO Krishna & Associ-
 ates P/L...............       1,333         *       1,333               0           --
PO Box 1172
Mountain Gate VIC 3156

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Kiddisafe Products Pty
 Ltd....................         533         *         533               0           --
(Employees Super Fund
 A/C)
PO Box 217
Pennant Hills NSW 2120
Mary Lane...............         400         *         400               0           --
4A Merrivale Road
Pymble NSW 2073
Brian Arthur Law........       3,067         *       3,067               0           --
PO Box 291
Avalon NSW 2107
Jan Alison Lees.........         667         *         667               0           --
1 Bilga Avenue
Bilgola Plateau NSW 2107
Leftone Nominees Pty
 Ltd....................       6,000         *       6,000               0           --
(CJ Lourey Super Fund
 A/C)
25 Hastings Road
Frankston VIC 3199
Liaf Pty Limited........       2,400         *       2,400               0           --
C/O Mr. B.C. Hudson
PO Box 606
Edgecliff NSW 2027
Ian James Litchfield....         133         *         133               0           --
10 Ocean Grove
Collaroy NSW 2097
Rodger Jia Luo..........       1,400         *       1,400               0           --
6A Main North Road
Gawler SA 5118
Marion Joyce Marriott...       1,600         *       1,600               0           --
82 Springfield Road
Catherine Field NSW 2171
Meadgate Pty Ltd........       3,133         *       3,133               0           --
PO Box 302
Richmond VIC 3121
Merrill Lynch (Austra-
 lia)...................       2,267         *       2,267               0           --
Nominees Pty Limited
GPO Box 5299
Sydney NSW 2001
Nestos Holdings Pty
 Ltd....................       1,200         *       1,200               0           --
PO Box 93
Toorak VIC 3142
Nomad Industries of Aus-
 tralia Pty Ltd.........      10,400         *      10,400               0           --
C/O Brian Law
PO Box 291
Avalon NSW 2107

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Orchid Development Pty
 Ltd....................         800         *         800               0           --
PO Box 1172
Mountain Gate VIC 3156
Permanent Trustee Com-
 pany Limited...........       1,333         *       1,333               0           --
(Yorksupe A/C)
GPO Box 4270
Sydney NSW 2001
Perpetual Custodians
 Limited................      17,533         *      17,533               0           --
39 Hunter Street
Sydney NSW 2000
Norman Pindar and.......       5,333         *       5,333               0           --
Mrs. Beryl Pindar
9 Victoria Avenue
Middle Cove NSW 2068
Benjamin John Pollock...         400         *         400               0           --
4 Kiora Avenue
Mosman NSW 2088
Dianne Joan May Pol-
 lock...................       2,667         *       2,667               0           --
4 Kiora Avenue
Mosman NSW 2088
Geoffrey Harold Pol-
 lock...................       6,800         *       6,800               0           --
4 Kiora Avenue
Mosman NSW 2088
Quotidian No. 2 Pty
 Ltd....................       2,667         *       2,667               0           --
GPO Box 38
Sydney NSW 2001
Ian Edward Reichelt
 and....................         400         *         400               0           --
Mrs. Katrine Andrea Lee
(Ian Edward Reichelt PPP
 A/C)
18 Galtum Avenue
Bentleigh VIC 3204
Reynolds (Nominees) Pty
 Ltd....................          67         *          67               0           --
GPO Box 4237
Sydney NSW 2001
RJ and P Chilcott Pty
 Limited................       1,187         *       1,187               0           --
19 Wallace Street
Burwood NSW 2134
Russellan Pty Ltd.......       1,333         *       1,333               0           --
21 Euroka Street
Northbridge NSW 2063
Francis Samson and......       3,267         *       3,267               0           --
Mr. Joe Bolaffi
(Samson Group Super Fund
 A/C)
PO Box 38
Ashton SA 5138

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Samson Developments Pty
 Ltd....................       5,200         *       5,200               0           --
PO Box 38
Ashton SA 5138
Christopher Charles
 Sherlock...............         267         *         267               0           --
7 Harbourne Street
Wembley WA 6014
Sandor Siro.............         267         *         267               0           --
10/69 Moore Park Road
Paddington NSW 2021
Caroline Storch.........       2,000         *       2,000               0           --
5 Cooper Park Road
Bellevue Hill NSW 2023
Frederick Storch........      13,333         *      13,333               0           --
5 Cooper Park Road
Bellevue Hill NSW 2023
Storch Holdings Pty
 Ltd....................       2,000         *       2,000               0           --
(Storch Super Fund A/C)
5 Cooper Park Road
Bellevue Hill NSW 2023
Elisabeth Sturges.......         667         *         667               0           --
19/17 Albert Street
Edgecliff NSW 2027
Suzgra Pty Ltd..........       6,667         *       6,667               0           --
2 Roslyndale Ave.
Woollahra NSW 2025
Taurus Entrepot Nominees
 Pty Ltd................         733         *         733               0           --
PO Box Z5324
Perth St. Georges Ter-
 race WA 6831
Wai Tai Tong............         667         *         667               0           --
(Private Super Fund A/C)
C/O Super Support Admin-
 istrator
PO Box 332
West Perth WA 6872
Andrew Town.............       2,455         *       2,455               0           --
29 Keston Avenue
Mosman NSW 2088
Ronald James Tyler......       1,333         *       1,333               0           --
326 Murray Street
Perth WA 6000
Nick Tzerbos............         200         *         200               0           --
38 Fourth Street
Ashbury NSW 2193
Leonard Winston Vine....      10,000         *      10,000               0           --
21 Kulgoa Road
Bellevue Hill NSW 2023

                         SHARES OWNED PRIOR                      SHARES OWNED AFTER
                           TO OFFERING(1)                           OFFERING(2)
                         ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER     NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------    ----------  ---------  ---------------- ---------   ---------
Ellen Joy Wells.........        533           *        533                0           --
PO Box 228
St. Ives NSW 2075
Adam Hood Adair.........        533           *        533                0           --
C/O Info Med Ltd
10/F Allied Kajima
 Building
138 Gloucester Road
Hong Kong
Diane Penelope Mary
 Adair..................        533           *        533                0           --
1 Raper Street
Surry Hills NSW 2010
Nicholas Ross Adair.....        533           *        533                0           --
18 Kent Road
Rose Bay NSW 2029
Adoks Pty Ltd...........      2,667           *      2,667                0           --
(Superannuation Fund
 A/C)
6 Marshall Avenue
St. Leonards NSW 2065
Alihaze Pty Ltd.........      2,667           *      2,667                0           --
34 Olola Avenue
Vaucluse NSW 2030
Carole Alldis...........        800           *        800                0           --
PO Box 576
Double Bay NSW 2028
Priscilla Edith Allen...        667           *        667                0           --
9/12 Billyard Avenue
Elizabeth Bay NSW 2011
Priscilla Allen.........      1,333           *      1,333                0           --
9/12 Billyard Avenue
Elizabeth Bay NSW 2011
Almark Developments Pty
 Ltd....................      2,667           *      2,667                0           --
'Forest Glen'
558 Grandview Road
Pullenvale QLD 4069
Vivian Annette
 Anderson...............      1,333           *      1,333                0           --
26 Wilberforce Avenue
Rose Bay NSW 2029
Stephen Robert Anstice
and
Ruth Andrea Anstice.....        533           *        533                0           --
31 Raglan Street
Mosman NSW 2088
Margaret Archer.........        533           *        533                0           --
3 Cranbrook Road
Rose Bay NSW 2029

                          SHARES OWNED PRIOR                      SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------     ----------  ---------  ---------------- ---------   ---------
Auluba Investments Pty
 Ltd....................      827              *        827                0           --
(Super Fund A/C)
C/O C.S. Moser & Co.
PO Box 4224
Sydney NSW 2001
Gordon Barrington.......       1,067           *      1,067                0           --
19 Winnipeg Street
Seven Hills NSW 2147
Barry's New Cars Pty
 Limited................         667           *        667                0           --
211/25 Best Street
Lane Cove NSW 2066
Sean James Bartlett and
Mrs. Frances Elizabeth
Bartlett................         800           *        800                0           --
(The Bartlett Super A/C)
37 Swanbourne Street
Fremantle WA 6160
Sean James Bartlett and
Frances Elizabeth Bart-
lett....................         267           *        267                0           --
(Bartlett Super A/C)
37 Swanbourne Street
Fremantle WA 6160
Robin Bennett...........       1,333           *      1,333                0           --
1/10 Rosemont Avenue
Woollahra NSW 2025
Beronne Investments Pty
 Ltd....................         667           *        667                0           --
Level 5 71 York Street
Sydney 2001
Albert Terence Birss....         667           *        667                0           --
A/C Birss Super Fund
14 Park Road
Kenthurst NSW 2156
Michael Blake...........         267           *        267                0           --
44 Wodner Circuit
Hawkner ACT 2614
Bowpine Pty Ltd.........          67           *         67                0           --
Attn: Anne Joyce
Level 41, The Gateway
1 Macquarie Place
Sydney NSW 2000
Breezair Pty Limited....         667           *        667                0           --
PO Box 174
Bondi Junction NSW 2022
Bromyard Pty Limited....         333           *        333                0           --
PO Box 61
Guildford NSW 2161

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Barry Charles Brown.....       1,067         *       1,067               0           --
A/C Barry Brown
 Superfund
481 Payne Road
The Gap QLD 4061
Stuart Browne...........       3,000         *       3,000               0           --
PO Box 371
Broadway NSW 2007
Phong Minh Bui..........         173         *         173               0           --
32 Tessman Street
Riverview QLD 4303
Letham Arlington Burns..          67         *          67               0           --
30 Griver Street
Cottesloe WA 6011
Burwood Donuts Pty Lim-
 ited...................         533         *         533               0           --
(Anne Gordon Holdings
 S/F A/C)
PO Box 270
Drummoyne NSW 2047
Burwood Donuts Pty Ltd..       2,133         *       2,133               0           --
(Anne Gordon Holdings
 SUPN Fund A/C)
PO Box 270
Drummoyne NSW 2047
Pamela E. Byrne.........         667         *         667               0           --
PO Box 150
Double Bay NSW 2028
Richard Campbell........         533         *         533               0           --
C/O Diarmid Holdings Pty
 Ltd
20 Berry Street
North Sydney NSW 2060
Joan Catto..............         267         *         267               0           --
67 Tourist Road
Toowoomba QLD 4350
Edwin Paul Cayzer and
Loraine Helen Cayzer....         800         *         800               0           --
PO Box 382
Cremorne NSW 2090
Edwin Paul Cayzer and
Mrs. Lorraine Helen
 Cayzer.................       2,667         *       2,667               0           --
(Mineral & Traders Super
 A/C)
PO Box 382
Cremorne NSW 2090
Cayzer Corporation Pty
 Ltd....................      10,000         *      10,000               0           --
200C Raglan Street
Mosman NSW 2088

                          SHARES OWNED PRIOR                      SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------     ----------  ---------  ---------------- ---------   ---------
Mrs. Joan Winifred
 Charlton...............         267           *        267                0           --
34 Oaklands Crescent
Frankston VIC 3199
Chesalon Pty Ltd........         400           *        400                0           --
(Wardlaw Pension Ac-
 count)
19 Warren Road
Double Bay NSW 2028
Darren Churchill........         267           *        267                0           --
9 Lynden Avenue
Carlingford NSW 2118
Allan Clark.............         400           *        400                0           --
42 Chemin De La Cote
CH-1282 Dardagny
Switzerland
Michael Fitzgerald
 Clarkin................       2,667           *      2,667                0           --
A/C Superannuation Fund
28 Tabalum Road
Clontarf NSW 2093
Andrew Collier..........         533           *        533                0           --
75 Manning Road
Woollahra NSW 2025
Trude Collier...........         533           *        533                0           --
75 Manning Road
Woollahra NSW 2025
Stephen Collins.........         400           *        400                0           --
(Collins Family Account)
Level 7
70 Phillip Street
Sydney NSW 2000
Steven Anthony Colman...         267           *        267                0           --
5 Koola Avenue
Killara NSW 2071
Com-Fin & Leasing Pty
 Ltd....................         267           *        267                0           --
C/O W & K Lee
11 Miller Street
Highett VIC 3190
Stephanie Craig.........         533           *        533                0           --
8 Almondbush Street
Somerville VIC 3912
Caroline Jann Crane.....         533           *        533                0           --
1/58 Wunulla Road
Point Piper NSW 2027

                          SHARES OWNED PRIOR                      SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------     ----------  ---------  ---------------- ---------   ---------
John William Longworth
Crane and
John Glenn Crane........         533           *        533                0           --
(Estate of P.M. Crane
 A/C)
Unit 4/442 Edgecliff
 Road
Edgecliff NSW 2027
John William Longworth
 Crane..................         533           *        533                0           --
4/442 Edgecliff Road
Edgecliff NSW 2027
Danna Nominees Pty Ltd..         667           *        667                0           --
C/O J.A. Santa Maria
PO Box 263
Somers VC 3927
Daryl Vince & Co. Pty
 Ltd....................         267           *        267                0           --
(Super Fund A/C)
PO Box 56
Elsternick VIC 3185
Isabel Davidson.........       1,333           *      1,333                0           --
PO Box 41
Northbridge NSW 2063
Peter John Davison......       2,667           *      2,667                0           --
PO Box 41
Northbridge NSW 2063
Susanna Magdalena De
 Leeuw..................         333           *        333                0           --
47A McDonald Street
Harbord NSW 3096
Di Darke Pty Ltd........         533           *        533                0           --
3 Cranbrook Road
Rose Bay NSW 2029
Diamond Holdings Pty
 Ltd....................       2,267           *      2,267                0           --
Level 3 20 Berry Street
North Sydney 2060
Diamond Holdings Pty
 Ltd....................         933           *        933                0           --
Level 3 20 Berry Street
North Sydney NSW 2060
James Douglas...........         267           *        267                0           --
Began Began
Harden NSW 2587
William Dowell and
Patricia Dowell.........         480           *        480                0           --
1990 Calle Yucca
Thousand Oaks, CA 91360
USA

                          SHARES OWNED PRIOR                      SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          ---------------------  NUMBER OF SHARES ------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT    BEING OFFERED    NUMBER   PERCENT
  -------------------     ----------  ---------  ---------------- ------------------
Dreyfus & Co. (Aust) Pty
 Limited................       5,333           *      5,333            0            --
18 Kent Road
Rose Bay NSW 2029
Dreyfus & Co. (Aust) Pty
 Ltd....................       1,333           *      1,333            0            --
18 Kent Road
Rose Bay NSW 2029
Elontat Pty Ltd.........       1,333           *      1,333            0            --
100 Raglan Street
Mosman NSW 2088
Environmental
 Remediation Pty Ltd....         533           *        533            0            --
Level 7 80 Clarence
 Street
Sydney NSW 2000
Evaz Pty Limited........         133           *        133            0            --
Attn: Stephen Dick
PO Box 144
North Sydney NSW 2060
David Eyles.............         133           *        133            0            --
8 Cumberland Street
Epping NSW 2121
Barry John Fawcett......       1,333           *      1,333            0            --
159 Gibbes Street
Chatswood NSW 2067
Brett C. Fawcett........         800           *        800            0            --
159 Gibbes Street
Chatswood NSW 2067
Scott B. Fawcett........         800           *        800            0            --
159 Gibbes Street
Chatswood NSW 2067
Robert Felgenner........       1,333           *      1,333            0            --
30/23 Baden Street
Coogee NSW 2034
Fifty Four Liora Hold-
 ings P/L...............         347           *        347            0            --
PO Box 77
Glen Waverley VIC 3150
Financial Services Secu-
 rities Pty Limited.....       5,667           *      5,667            0            --
GPO Box 263
Sydney NSW 2001
Fordern Criling Holdings
 Pty Ltd................       1,333           *      1,333            0            --
(Super Fund Account)
PO Box 250
Caulfield East VIC 3145

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                          OFFERING(2)
                          ---------------------NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER       NUMBER    PERCENT   BEING OFFERED     NUMBER    PERCENT
  -------------------     ----------- ------------------------- ----------- ---------
Fordern Criling Holdings
 Pty Ltd................        1,467       *        1,467                0      --
(Super Fund Account)
PO Box 250
Caulfield East VIC 3145
Keith William Forsyth...          667       *          667                0      --
PO Box 299
Turramurra NSW 2074
Marjorie Joan Fraser....          533       *          533                0      --
35 Third Avenue
St. Peters SA 5069
Dennis T. Gain(4).......    1,668,441    22.5       49,351        1,619,090    21.9
C/O Spacetec IMC Corpo-
 ration
The Boott Mill
100 Foot of John Street
Lowell, MA 01852-1126
USA
Rick Tuheita Gain and
Dennis Terrance Gain....       37,600       *       37,600                0      --
(Gain Family A/C)
2B Bristol Crescent
Palmerston North, New
 Zealand
Rod Gale................          267       *          267                0      --
C/O Gale Force
Level 50
101 Collins Street
Melbourne VIC 3000
Gavsol Investments Pty
 Limited................        2,933       *        2,933                0      --
A/C THA DT
Level 7, 80 Clarence
 Street
Sydney NSW 2000
Gavsol Investments Pty
 Limited................        2,667       *        2,667                0      --
7th Floor
80 Clarence Street
Sydney NSW 2000
Gavsol Investments Pty
 Limited................        2,527       *        2,527                0      --
7th Floor
80 Clarence Street
Sydney NSW 2000
Lorraine Goh............          533       *          533                0      --
11 Yuruga Road
Kenthurst NSW 2156
Annice Gay Goodchild....          533       *          533                0      --
5 Fifth Avenue
St. Peters SA 5069

                          SHARES OWNED PRIOR                     SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          --------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ----------- --------- ---------------- ----------- ---------
Dennis James Graham.....        2,267         *       2,267           0             --
18 Bulkara Road
Bellevue Hill NSW 2023
Grosvenor Pirie Manage-
 ment Limited...........        1,667         *       1,667           0             --
GPO Box 263
Sydney NSW 2001
Hambella Pty Limited....          400         *         400           0             --
C/O The Taxation Manager
Perpetual Trustee Co.
 Ltd.
GPO Box 4172
Sydney NSW 2001
Catherine Hartley.......          187         *         187                0     --
49 Station Street
Naremburn NSW 2065
John A. Hilton(5).......      186,311       2.5      49,911          136,400       1.8
C/O Spacetec IMC Corpo-
 ration
The Boott Mill
100 Foot of John Street
Lowell, MA 01852-1126
USA
Lorraine Hipkins........          267         *         267                0        --
82 Heytesbury Road
Subiaco WA 6008
Mr. Richard Alan Hock-
 ing....................          533         *         533                0        --
PO Box 250
Caulfield East VIC 3145
Steven John Hollings-
 worth..................          133         *         133                0        --
38 Royalty Avenue
Highett VIC 3190
Richard Stuart Hughes...          400         *         400                0        --
17 Kokoda Avenue
Wahroonga NSW 2076
Suzanne Hughes..........        1,067         *       1,067                0        --
17 Kokoda Avenue
Wahroonga NSW 2076
Stephen Hunt............          267         *         267                0        --
C/O CCI Insurance Ltd.
GPO Box 180D
Melbourne VIC 3001
Graham Perrin Hurst.....        1,333         *       1,333                0        --
C/O Bell Securities
 Limited
Level 33
225 George Street
Sydney NSW 2000

                         SHARES OWNED PRIOR                    SHARES OWNED AFTER
                           TO OFFERING(1)                         OFFERING(2)
                         -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER     NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------    ---------- --------- ---------------- ---------   ---------
Estate Late Joyce
 Hurst..................        667         *         667               0           --
C/O Thompson Norrie
PO Box 9
Maitland NSW 2320
Joyce Hurst.............      1,333         *       1,333               0           --
C/O Graham Hurst
Level 33
225 George Street
Sydney NSW 2000
Joyce Hurst.............      7,467         *       7,467               0           --
C/O Hambros Equities
 Ltd.
Level 16
167 Macquarie Street
Sydney NSW 2000
Hurst Pollock Nominees
 Pty Limited............     13,400         *      13,400               0           --
PO Box R354
Royal Exchange
Sydney NSW 2000
Hurst Pollock Nominees
 Pty Ltd................      5,067         *       5,067               0           --
16th Floor
167 Macquarie Street
Sydney NSW 2000
Hurst Pollock Noms Pty
 Ltd....................     13,407         *      13,407               0           --
C/O PO Box 354
Royal Exchange
Sydney NSW 2000
Hurst Pollock Noms Pty
 Ltd....................      1,080         *       1,080               0           --
C/O PO Box 354
Royal Exchange
Sydney NSW 2000
IOOP Australia Trustees
 (NSW) Ltd..............      1,333         *       1,333               0           --
(GPWT Equity A/C)
Level 2
7 Macquarie Place
Sydney NSW 2000
Peter John Done and
Dianne L. Jagelman(3)...      2,667         *       2,667               0           --
(TJT A/C)
15th Level
45 Clarence Street
Sydney NSW 2000
Dianne Jagelman & Peter
 Done(3)................        333         *         333               0           --
(Matthew Darke A/C)
C/O Peter Done
KPMG Peat Marwick
45 Clarence Street
Sydney NSW 2000

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                          OFFERING(2)
                          ---------------------NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER       NUMBER    PERCENT   BEING OFFERED     NUMBER    PERCENT
  -------------------     ----------- ------------------------- ----------- ---------
Dianne Jagelman & Peter
 Done(3)................          333       *         333                 0      --
(Edwina Jagelman A/C)
C/O Peter Done
KPMG Peat Marwick
45 Clarence Street
Sydney NSW 2000
Dianne Jagelman & Peter
 Done(3)................          333       *         333                 0      --
(Tatiana Jagelman A/C)
C/O Peter Done
KPMG Peat Marwick
45 Clarence Street
Sydney NSW 2000
Dianne Jagelman & Peter
 Done(3)................          333       *         333                 0      --
(John Darke A/C)
C/O Peter Done
KPMG Peat Marwick
45 Clarence Street
Sydney NSW 2000
Dianne Lesley
 Jagelman(3)............        1,550       *       1,550                 0      --
3 Cranbrook Road
Rose Bay NSW 2029
I.C. Jagelman(3)........        3,333       *       3,333                 0      --
3 Coolaroo Road
Lane Cove NSW 2066
J. Grant Jagelman(6)....    1,760,441    23.8         533         1,759,908    23.8
3 Cranbrook Road
Rose Bay NSW 2029
Patricia Gwena
 Jagelman(3)............          533       *         533                 0      --
5 Smithy Street
Killcare NSW 2257
Jean Dann Johnson.......        1,067       *       1,067                 0      --
13 Cambridge Avenue
Vaucluse NSW 2030
Judith Kathleen John-
 son....................          533       *         533                 0      --
5 Futuna Lane
Hunters Hill 2110
Judicial Nominees Pty
 Ltd....................        2,400       *       2,400                 0      --
139 Riverton Drive
Rossmoyne WA 6148
James William Roger Kel-
 ly.....................          267       *         267                 0      --
C/O Kelly Burrell & Co.
Level 8
139 Macquarie Street
Sydney NSW 2000

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
James William Kelly.....         667         *         667               0           --
Level 8
139 Macquarie Street
Sydney NSW 2000
Susan Jane Kelly........         667         *         667               0           --
46 Rawson Avenue
Bondi Junction NSW 2022
Kelly Burrell & Co. Pty
 Ltd....................         667         *         667               0           --
Level 8
139 Macquarie Street
Sydney NSW 2000
Kelly Burrell & Co. Pty
 Ltd....................         667         *         667               0           --
Level 8
139 Macquarie Street
Sydney NSW 2000
Susan Margaret Kennedy..       1,240         *       1,240               0           --
2 Roslyndale Avenue
Woollahra NSW 2025
Suzi Kennedy............       1,160         *       1,160               0           --
7/8 Wentworth Street
Point Piper NSW 2027
Kaye Kent...............         147         *         147               0           --
137 Marriage Road
East Bridghton VIC 3187
L.J. Foster & Co. (VIC)
 Pty Ltd................         533         *         533               0           --
5 Futuna Street
Hunters Hill NSW 2110
L.J. Foster (VIC) Pty
 Ltd....................         667         *         667               0           --
(Super A/C)
5 Futuna Street
Hunters Hill NSW 2110
Lahara Pty Limited......         533         *         533               0           --
4/442 Edgecliff Road
Edgecliff NSW 2027
Ian Laing...............         667         *         667               0           --
6 Walter Road
Ingleside NSW 2101
Langney Pty Limited.....      28,580         *      28,580               0           --
Level 7
80 Clarence Street
Sydney NSW 2000
Larkan Pty Ltd..........       1,333         *       1,333               0           --
C/O Bob Smith
30 Ramsay Street
Collaroy NSW 2097

                          SHARES OWNED PRIOR                    SHARES OWNED AFTER
                            TO OFFERING(1)                         OFFERING(2)
                          -------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER     PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------     ---------- --------- ---------------- ---------   ---------
Adam Law................         133         *         133               0           --
PO Box 291
Avalon Beach 2107
Leptone Nominees Pty
 Ltd....................       6,000         *       6,000               0           --
(CJ Lourey Super A/C)
25 Hastings Road
Frankston VIC 3199
James Douglas Lenehan...         133         *         133               0           --
Began Began
Harden NSW 2587
James Kenneth Lenehan
 and....................       1,800         *       1,800               0           --
Susan Gai Lenehan
"Began Began"
Harden NSW 2587
Julia Louise Lenehan....         133         *         133               0           --
"Began Began"
Harden NSW 2587
Sam Alexander Lenehan...         267         *         267               0           --
Began Began
Harden NSW 2587
Sophie Nicola Lenehan...         133         *         133               0           --
Began Began
Harden NSW 2587
Emg Lim.................      25,067         *      25,067               0           --
PO Box 388
Kumeu Auckland
New Zealand
Linkbay Pty Limited.....         667         *         667               0           --
PO Box R5
Royal Exchange
Sydney NSW 2000
Norman James Longworth..       1,200         *       1,200               0           --
142B Bellevue Road
Bellevue Hill NSW 2023
Norman James Longworth..       1,013         *       1,013               0           --
142 "B" Bellevue Road
Bellevue Hill NSW 2023
Caroline Margaret Mar-
 tin....................         400         *         400               0           --
20/19 Flood Street
Bondi NSW 2026
Katherine Jane Mathwen..         133         *         133               0           --
RMP 314
Kojonop WA 6395
Joanne Ethel May........         667         *         667               0           --
140 Paddington Street
Paddington NSW 2021

                          SHARES OWNED PRIOR                      SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------     ----------  ---------  ---------------- ---------   ---------
Alan Francis McCormack..         133           *        133                0           --
1/28 Lower Wycombe Road
Neutral Bay NSW 2089
Christine Mary Medway...         300           *        300                0           --
90 Shirley Road
Roseville NSW 2069
Harry Merrett...........         267           *        267                0           --
C/O Frank Small & Asso-
 ciates
144 Riley Street
East Sydney NSW 2010
Peggy Elizabeth Molden..         667           *        667                0           --
156 Walter Road
Ingleside NSW 2101
Libby Moline............         667           *        667                0           --
C/O GP Hurst Hambros Eq-
 uities Ltd
Level 10, 167 Macquarie
 Street
Sydney NSW 2000
Phillip Reginald Mur-
 ray....................         133           *        133                0           --
19 Pine Street
Cammbray NSW 2062
Nytece Pty Ltd..........       3,553           *      3,553                0           --
(Nytece Super Fund Ac-
 count)
C/O Star Mining Corpora-
 tion
Level 26
60 Margaret Street
Sydney NSW 2000
Douglas R.G. Neild......         267           *        267                0           --
65 Tourist Road
Toowoomba QLD 4350
Rosalind Mary Nicolai...         200           *        200                0           --
6 Riesling Crescent
Wattle Park SA 5066
P.G. Howarth Pty
 Limited................         533           *        533                0           --
PO Box 270
Drummcyne NSW 2047
P.G. Howarth Pty Ltd....       2,133           *      2,133                0           --
PO Box 270
Drummcyne NSW 2047
P.G. Howarth Pty Ltd....         867           *        867                0           --
PO Box 270
PANCHC (NSW) Pty
 Limited................       6,007           *      6,007                0           --
Level 7
80 Clarence Street
Sydney NSW 2000
Drummcyne NSW 2047

                         SHARES OWNED PRIOR                     SHARES OWNED AFTER
                           TO OFFERING(1)                           OFFERING(2)
                         --------------------- NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER     NUMBER      PERCENT   BEING OFFERED    NUMBER      PERCENT
  -------------------    ----------- --------- ---------------- ----------- ---------
PANCHC (NSW) Pty
 Limited................       3,760         *       3,760                0        --
7th Floor
80 Clarence Street
Sydney NSW 2000
Pella Dreaming
 Superannuation Pty
 Ltd....................         180         *         180                0        --
GPO Box 4622
Sydney NSW 2001
Virginia Margaret
 Phillips...............         667         *         667                0        --
27 Ann Street
Balmain NSW 2041
Mark Pinhon.............         107         *         107                0        --
A/C FT
PO Box 76
Cronulla SA 2230
Pinnaroo (Parramatta)
 Pty Ltd................       6,667         *       6,667                0        --
PO Box 270
Drummoyne NSW 2047
Benjamin John Pollock...         533         *         533                0        --
4 Kiora Avenue
Mosman NSW 2088
Edwina Jan Pollock......         533         *         533                0        --
4 Kiora Avenue
Mosman NSW 2088
Geoffrey Harold
 Pollock................         533         *         533                0        --
4 Kiora Avenue
Mosman NSW 2088
John Joseph Wesley
 Pollock................         333         *         333                0        --
C/O CCI Insurance Ltd
GPO Box 185
Melbourne VIC 3000
Rasheda Nominees Pty
 Ltd....................         533         *         533                0        --
7 Lemprier Avenue
East St. Kilda VIC 3183
Rhetford Pty
 Limited(7).............     516,420       7.0     377,144          139,276       1.9
3 Haldane Street
Asquith NSW 2077
David R.G. Ross.........       1,333         *       1,333                0        --
105 Worburn Road
Lower Hutt
New Zealand
Barbara Roe.............         533         *         533                0        --
A/C Camill Crane
Level 7
80 Clarence Street
Sydney NSW 2000

                          SHARES OWNED PRIOR                      SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------     ----------  ---------  ---------------- ---------   ---------
Anne Walton Salkeld and
Mr. Keith William
Forsyth.................         333           *        333                0           --
PO Box 299
Turramurra NSW 2074
Sanubi Pty Limited......         667           *        667                0           --
22 Dudley Road
Rose Bay NSW 2029
Saxal Holdings Pty
 Limited................       1,333           *      1,333                0           --
52 Kings Langley Road
Greenwich NSW 2065
Saxal Holdings Pty Ltd..       1,420           *      1,420                0           --
52 Kings Langley Road
Greenwich NSW 2065
Saxal Holdings Pty Ltd..         580           *        580                0           --
52 Kings Langley Road
Greenwich NSW 2065
Rosemary Schnurer.......         200           *        200                0           --
Unit 9
23 Baden Street
Coogee NSW 2034
Seabloom Investments Pty
 Limited................         667           *        667                0           --
PO Box 4622
Sydney NSW 2001
Michael Shagrin.........         333           *        333                0           --
Unit 1
149 Bellevue Road
Bellevue Hill NSW 2023
Isaac Shulman...........         667           *        667                0           --
PO Box 144
North Sydney NSW 2059
Caroline Jane Simpson...         267           *        267                0           --
6 Kiora Avenue
Mosman NSW 2088
James Francis Smith.....       1,067           *      1,067                0           --
Unit 6
6 Kynaston Avenue
Randwick NSW 2031
Catherine Jane Solomon..         533           *        533                0           --
Level 7
80 Clarence Street
Sydney NSW 2000
Herbert Gavin Solomon
and
Gregory Andrew Solomon..       2,667           *      2,667                0           --
(The Gavsol Super Fund
 A/C)
Level 7/80 Clarence
 Street
Sydney NSW 2000

                          SHARES OWNED PRIOR                      SHARES OWNED AFTER
                            TO OFFERING(1)                           OFFERING(2)
                          ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER      NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------     ----------  ---------  ---------------- ---------   ---------
Glen Stevens............       4,650           *      4,650                0           --
8 Mill Hill Road
Bondi Junction NSW 2022
Subiaco Pty Limited.....       1,600           *      1,600                0           --
(Trading A/C)
6 Marathon Lane
Darling Point NSW 2027
Talg Pty Limited........         267           *        267                0           --
Lot 6 Regent Street
Riverstone NSW 2765
Tancraft Pty Ltd........          80           *         80                0           --
PO Box 264
Drummoyne
New South Wales 2047
David Thompson..........       2,667           *      2,667                0           --
7030 220th Street S.W.
Mounlake Terrace, WA
 98043
USA
Peter Robert Tipney.....         400           *        400                0           --
10 Langlands Road
Annangrove NSW 2156
Richard Morton Tippett..         800           *        800                0           --
PO Box 576
Double Bay NSW 2028
Zoran Tomasevic.........       1,067           *      1,067                0           --
14/19 Warringah Road
Mosman NSW 2088
Wai-Sin Tong............         267           *        267                0           --
C/O 139 Riverton Drive
Rossmoyne WA 6158
Andrew Town.............         212           *        212                0           --
29 Keston Avenue
Mosman NSW 2088
Towo Pty Limited........       1,600           *      1,600                0           --
200C Haglan Street
Mosman NSW 2088
Van Der Vegt & Co.......         667           *        667                0           --
(Superannuation) Pty Ltd
PO Box 20
Hunters Hill NSW 2110
John Herrma Van Voss....         800           *        800                0           --
PO Box 618
Karratha WA 6714

                         SHARES OWNED PRIOR                      SHARES OWNED AFTER
                           TO OFFERING(1)                           OFFERING(2)
                         ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER     NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------    ----------  ---------  ---------------- ---------   ---------
Len Vine................        267           *        267                0           --
(Executive Super Fund
 A/C)
PO Box 86
Bondi Junction NSW 2022
Aron Moshe Wakil........        667           *        667                0           --
420 George Street
Sydney NSW 2000
Ray Wan.................        667           *        667                0           --
PO Box 22
IAE
Papua, New Guinea
Jacob Manner............        800           *        800                0           --
3 Daphne Close
Wyoming NSW 2251
Malcolm Hamilton Wat-
 son....................        133           *        133                0           --
C/O National Aust Bank
424 St. Kilda Road
Melbourne VIC 3004
Ellen Wells.............        533           *        533                0           --
PO Box 228
St. Ives NSW 2075
Ellen Wells.............        800           *        800                0           --
PO Box 228
St. Ives NSW 2075
Heidi Leslie Wells......        533           *        533                0           --
PO Box 228
St. Ives 2075
Neville Wells...........      2,000           *      2,000                0           --
PO Box 228
St. Ives 2075
Neville Wells...........      3,333           *      3,333                0           --
PO Box 228
St. Ives NSW 2075
Michael Wheeler.........        133           *        133                0           --
21/32 Power Street
Hawthorn VIC 3122
Graham Allan Whiting....        667           *        667                0           --
PO Box 150
Double Bay NSW 2028
Arabella Whyte..........        533           *        533                0           --
Level 4
111 Harrington Street
Sydney NSW 2000

                         SHARES OWNED PRIOR                      SHARES OWNED AFTER
                           TO OFFERING(1)                           OFFERING(2)
                         ---------------------  NUMBER OF SHARES ---------------------
  SELLING STOCKHOLDER     NUMBER      PERCENT    BEING OFFERED    NUMBER      PERCENT
  -------------------    ----------  ---------  ---------------- ---------   ---------
Clementine Whyte........        533           *        533                0           --
GPO Box 38
Sydney NSW 2001
Jemima Whyte............        533           *        533                0           --
GPO Box 38
Sydney NSW 2001
Robert Michael Whyte....        533           *        533                0           --
Level 4
111 Harrington Street
Sydney NSW 2000
Sarah Juliet Whyte......        533           *        533                0           --
Level 4
111 Harrington Street
Sydney NSW 2000
Winister Pty Limited....        800           *        800                0           --
159 Gibbes Street
Chatswood NSW 2067
Winister Pty Ltd........      1,333           *      1,333                0           --
159 Gibbes Street
Chatswood NSW 2067
Isabela Wolsey..........        133           *        133                0           --
PO Box 1337
Katherine NT 0851
J.G. Crane..............      3,333           *      3,333                0           --
Level 7
80 Clarence Street
Sydney NSW 2000
P.J. Davidson...........      3,333           *      3,333                0           --
6 Kameruka Road
Northbridge
Sydney NSW 2000
M.M. Brugman............      1,667           *      1,667                0           --
43 Kokoda Avenue
Wabroonga NSW 2076
B.A. Rowe...............      1,667           *      1,667                0           --
PO Box 2101
Orange NSW 2800

--------
*  Less than one percent.
(1) Except as otherwise noted, each of the entities named in the table has sole voting and investment power with respect to the shares beneficially owned by it.
(2) Assumes all Shares offered by each of the Selling Stockholders are sold in the offering.
(3) Shares held by, or in trust for, family members of J. Grant Jagelman.
(4) Includes (i) 1,242,590 shares held by the Gain Family Trust, a trust for the benefit of certain members of the family of Dennis T. Gain and of which Mr. Gain is the sole trustee, (ii) 34,000 shares of Common Stock subject to options held by Mr. Gain exercisable as of August 8, 1997 or within 60 days thereafter, (iii) 110,500 shares held by Mr. Gain's wife and children and (iv) 37,600 shares held jointly with Mr. Gain's brother.

(5) Includes 26,400 shares of Common Stock subject to options held by Mr. Hilton exercisable as of August 8, 1997 or within 60 days thereafter.
(6) Includes (i) 516,420 shares held by Rhetford Pty. Ltd., an Australian corporation of which Mr. Jagelman is Chief Executive Officer and of which his family members own 100% of the stock, (ii) 27,396 shares held by the Group Superannuation Fund, an Australian retirement trust of which Mr. Jagelman holds a 100% interest, (iii) 42,757 shares of Common Stock held by Mr. Jagelman's wife and children and (iv) 40,534 shares of Common Stock subject to options held by Mr. Jagelman exercisable as of August 8, 1997 or within 60 days thereafter.
(7) An Australian corporation of which J. Grant Jagelman is Chief Executive Officer and of which his family members own 100% of the stock.

                             PLAN OF DISTRIBUTION

  The Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-3, of which this Prospectus is a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market or in privately-negotiated transactions.

  The 1,133,332 Shares were issued to the Selling Stockholders on August 8,
1997.

  The Company has been advised that the Selling Stockholders may sell the Shares from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealer may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

  The Selling Stockholders and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

  The Selling Stockholders may also sell Shares from time to time in accordance with Rule 144 under the Securities Act.

  The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act.

                           LEGALITY OF COMMON STOCK

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette Fallon, an Assistant Secretary of the Company, is a partner of Palmer & Dodge LLP.

                                    EXPERTS

  The consolidated financial statements of Spacetec IMC Corporation appearing in Spacetec's Annual Report (Form 10-K) for the year ended March 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following expenses incurring in connection with the sale of the securities being registered will be borne by the Company. Other than the registration fee, the amounts stated below are estimates.

   Registration Fee..................................................... $ 1,165
   Legal Fees and Expenses.............................................. $ 5,000
   Printing............................................................. $10,000
   Other................................................................ $ 2,000
                                                                         -------
     Total.............................................................. $18,165

  The Selling Stockholders will bear the expense of their own legal counsel and miscellaneous fees and expenses, if any.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

  Article VI of the Registrant's By-Laws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct). Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

  The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

  The Registrant also has in place agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's By-Laws.

  Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of the Registrant's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

ITEM 16.  EXHIBITS.

   EXHIBIT
   NUMBER                              DESCRIPTION
   -------                             -----------
     4.1   Restated Articles of Organization of the Registrant. Filed as
            Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
            (File No. 33-98064) and incorporated herein by reference.
     4.2   By-laws of the Registrant. Filed as Exhibit 3.3 to the Registrant's
            Registration Statement on Form S-1 (File No. 33-98064) and
            incorporated herein by reference.
     4.3   Specimen Certificate of the Registrant's Common Stock. Filed as
            Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
            (File No. 33-98064) and incorporated herein by reference.
     5.1   Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.
    23.1   Consent of Ernst & Young LLP, independent auditors. Filed herewith.
    23.2   Consent of Palmer & Dodge LLP (contained in Opinion of Palmer &
            Dodge LLP, filed as Exhibit 5.1 hereto).
    24     Power of Attorney (set forth on the signature page to this
            Registration Statement).

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED ON THIS 4TH DAY OF SEPTEMBER, 1997.

                                          SPACETEC IMC CORPORATION

                                                      Dennis T. Gain*
                                          By: _________________________________
                                                      DENNIS T. GAIN
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                        TITLE                 DATE

           Dennis T. Gain*             President and Chief
-------------------------------------   Executive Officer        September 4,
           DENNIS T. GAIN               (Principal                1997
                                        Executive Officer)

           Neil M. Rossen*             Chief Financial
-------------------------------------   Officer (Principal       September 4,
           NEIL M. ROSSEN               Financial Officer)        1997

           Dennis T. Gain*             Director
-------------------------------------                            September 4,
           DENNIS T. GAIN                                         1997

         Morton E. Goulder*            Director
-------------------------------------                            September 4,
          MORTON E. GOULDER                                       1997

              SIGNATURE                         TITLE                DATE

         J. Grant Jagelman*             Director
-------------------------------------                            September 4,
          J. GRANT JAGELMAN                                       1997



         Jerry H. Loyd*                 Director                 September 4,
-------------------------------------                             1997
         JERRY H. LOYD


                                        Director
-------------------------------------                            September 4,
         PATRICK J. SULLIVAN                                      1997

        /s/ Lynnette C. Fallon
*By: ________________________________
          LYNNETTE C. FALLON
           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
 4.1     Restated Articles of Organization of the Registrant. Filed as Exhibit
         3.1 to the Registrant's Registration Statement on Form S-1 (File No.
         33-98064) and incorporated herein by reference.
 4.2     By-laws of the Registrant. Filed as Exhibit 3.3 to the Registrant's
         Registration Statement on Form S-1 (File No. 33-98064) and
         incorporated herein by reference.
 4.3     Specimen Certificate of the Registrant's Common Stock. Filed as
         Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
         (File No. 33-98064) and incorporated herein by reference.
 5.1     Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.
 23.1    Consent of Ernst & Young LLP, independent auditors. Filed herewith.
 23.2    Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge
         LLP, filed as Exhibit 5.1 hereto).
 24      Power of Attorney (set forth on the signature page to this
         Registration Statement).